AGREEMENT

Amongst

CONTINENTAL CAPITAL LIMITED

And

PINNACLE RESOURCES INC

And

GOLDEN FALLS TRADING 565 (PROPRIETARY) LIMITED

In respect of

VANADIUM AND MAGNETITE EXPLORATION AND DEVELOPMENT CO (SA)
(PROPRIETARY) LIMITED

Table of Contents

1.  Definitions and Interpretation                         3
2.  Introduction                                           8
3.  Settlement                                             8
4.  Authority                                             10
5.  Confidentiality                                       11
6.  Mediation and arbitration                             11
7.  Breach                                                14
8.  Miscellaneous matters                                 14


1.  Definitions and Interpretation

1.1 In this agreement, the following words shall, unless otherwise stated or inconsistent with the context in which they appear, bear the following meanings and other words derived from the same origins as such words (that is, cognate words) shall bear corresponding meanings:

   1.1.1 "Agreement" means this agreement and all schedules another annexes thereto:

   1.1.2 "Auditors" means Charlene Reynolds of Basson Wehmeyer c/o Charlene @bwas.co.za;

   1.1.3 "Bee Parties" means Placon Trade & Invest 180 (Pty) Ltd and Vanmag Economic Empowerment Group (Pty) Ltd;

   1.1.4 "Business Day" means any day other than a Saturday, Sunday or public holiday officially recognized as such in the Republic of South Africa;

   1.1.5 "Companies Act" means the Companies Acct. No. 61 of 1973, as amended or replaced from time to time;

   1.1.6 "Company" means Vanadium and Magnetite Exploration and Development Co (SA) (Proprietary) Limited, registration number 1996/017215/07, a private company with limited liability registered and Incorporated in the Republic of South Africa in terms of the Companies Act;
   1.1.7 "Continental" means Continental Capital Limited, registration number ACN009125651, a company duly incorporated under the Laws of Australia listed on the Australian Securities Exchange;

1.1.8 "Demindex" means Demindex Resources Corporation Limited, registration no. 1990/001628/07 c/o Rike Lourens, dirnidenx@worldonline.co.za;

1.1.9 "Documents of Title" means all documents required to give effecdt to the shares transfer contemplated in the Settlement
Agreement, including, but not limited to:

   1.1.9.1 the original share certificate reflecting the transfer of 2667 shares in the Company to Continental;
   1.1.9.2 the original resolution passed by the directors of the Company approving the transfer;
   1.1.9.3  the original CM4Z securities transfer form;
   1.1.9.4 the original resolution of directors representing Pinnacle and Golden Falls resigning as directors of the Company;
   1.1.9.5 the original resolution authorizing Glen R Gamble to sign the Settlement Agreement as well as this Agreement.

1.1.10 "Golden Falls" means Golden Falls Trading 565 (Proprietary) Limited, registration number 2006/033595/07, a private company with limited liability registered and incorporated in the Republic of South Africa in terms o the Companies Act;

1.1.11 Levitt/Strauss" means an unidentified claim made by Anton Strauss and represented by Susan Levitt;

1.1.12 "Pinnacle" means Pinnacle Resources Inc. a company, with registration number 84/1414889 incorporated under the laws of USA represented by Glen R Gamble;

1.1.13  "R" or "Rands"  means the official currency of South Africa;

1.1.14 "Settlement Agreement" means the written Settlement Agreement concluded between Continental, Pinnacle, Golden Falls and the BEE
Parties on 15 April 2009;

1.1.15 "Signature Date" means, when this Agreement has been signed by each Party (whether or not in counterpart), the latest of the dates on which this Agreement (or any counterpart) was signed by any Party;

1.1.18  "Surviving Provisions"  means clauses 1 (Definitions and
Interpretation), 2 (Records), 5(Confidentiality), 6(Mediation and arbitration), 7(Breach), 8(Miscellaneous matters) and any other provisions of this Agreement which are expressed to continue in force after termination or which by necessary implication must continue after termination;

1.1.17  "USD"  means United States Dollars;

1.1.18  "Webber Wentzel"  means attorneys 10 Fricker Road, Illovo
Boulevard, Johannesburg and 15th Floor, Convention Tower, Hoerengracht, Foreshore, Cape Town, 8001.

1.2  In this Agreement:
   1.2.1 references to a statutory provision include any subordinate legislation made from time to time under that provision and include that provision as modified or re-enacted from time to time;
   1.2.2 words importing the masculine gender include the feminine and neuter genders and vice versa; the singular includes the plural and vice versa; and
   1.2.3 references to a "person" include a natural person, company, close corporation or any other juristic person or other corporate entity, a charity, trust, partnership, joint venture, syndicate, or any other association of persons;
   1.2.4 references to a "subsidiary" or a "holding company" shall be references to a subsidiary or holding company as defined in the Companies Act;
   1.2.5 If a definition imposes substantive rights and obligations on a Party, such rights and obligations shall be given effect to and shall be enforceable, notwithstanding that they are contained in a definition;
   1.2.6 any definition, whenever it appears in this Agreement, shall bear the same meaning and apply throughout this Agreement unless otherwise stated or inconsistent with the context in which it appears;
   1.2.7 if there is any conflict between any definitions in this Agreement then, for purposes of interpreting any clause of the Agreement or paragraph of any annex, the definition appearing in that clause or paragraph shall prevail over any other conflicting definition appearing elsewhere in the Agreement;
   1.2.8 where any number of days is prescribed, those days shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which event the last day shall be the next succeeding Business Day;
   1.2.9 where the day upon or by which any act is required to be performed is not a Business Day;
   1.2.10 any provision in this Agreement which is or may become illegal, invalid or unenforceable in any jurisdiction affected by this Agreement shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be treated on having not been written (ie pro non scriplo) and severed from the balance of this Agreement, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction;
   1.2.11 the use of any expression covering a process available under South African law (such as but not limited to winding-up) shall, if any of the Parties is subject to the law of any other jurisdiction, be interpreted in relation to that Party as including any equivalent or analogous proceeding under the law of such other jurisdiction;
   1.2.12 references to any amount shall mean that amount exclusive of VAT, unless the amount expressly includes VAT;
   1.2.13 the rule of construction that if general words or terms are used in association with specific words or terms which are a species of a particular genus or class, the meaning of the general words or terms shall be restricted to that same class (ie the eluadem generia rule) shall not apply, and whenever the word "including" is used followed by specific examples, such examples shall not be interpreted so as to limit the meaning of any work or term to the same genus or class as the examples given.

1.3 The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement which are expressly provided to operated after any such expiration or termination, or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the relevant provisions themselves do not provide for this.

1.4 Each of the provisions of this Agreement has been negotiated by the Parties and drafted for the benefit of the Parties, and accordingly the rule of construction that the contract shall be interpreted against or to the disadvantage of the Party responsible for the drafting or preparation of the Agreement (ie the contra proferentem rule), shall not apply.

2.  Introduction

2.1 The parties hereto, together with the BEE Parties, concluded the Settlement Agreement.

2.2 Notwithstanding the provisions of the Settlement Agreement, Pinnacle contends that a further R1 000 000.00 (one million Rand) and the sum of US1 000 000.00 (one million US Dollars) are due and payable by Continental.

2.3 Continental is agreeable to settling the aforesaid sums in addition to any other payments specified in the Settlement Agreement, provided that it is provided with adequate security insofar as the Documents of Title are concerned.

2.4 The purpose of this agreement is to provide for a satisfactory process for affecting delivery of the Documents of Title and the subsequent payments of the amounts contemplated in 2.2 above.

3.  Settlement

3.1 Forthwith upon the Signature Date, Pinnacle that procure that the Auditors shall deliver to Continental's Attorney, copies of signed Documents of Title, which documents are to be held in trust until such time as payment has been received by Pinnacle in terms of clause 3.2.1 and 3.2.2 below, the Settlement Agreement will be regarded as unconditional, whereafter the Auditors are hereby irrevocably instructed to deliver forthwith to Continental the original Documents of Title to Continental or its attorneys, Webber Wentzel c/o Rand Gootkin in accordance with the further provisions of this clause 3 hereunder.

3.2 Continental undertakes to pay Pinnacle within 7(seven) days, of written receipt from Continental's Attorney confirming that he is in receipt of the copies of the Documents of Title, the originals having been lodged with the Auditor. The amounts contemplated in 2.2 as follows:

3.2.1 USD 1 000 000.00 to the account of Pinnacle Resources Inc as follows:

   Key Bank N.A.
   8250 East Arapahoe Road
   Greenwood Village, Colorado USA 80112
   Swift Code: keybus33
   ABA # 30 70708 267
   For further credit to:
   Pinnacle Resources Inc.
   Account Number 802 501 664 22

3.2.2 R1 000 000.00 to the account of Titan Processors (Pty) Ltd as follows:

   Standard Bank
   Boxburg, South Africa
   Branch Code; 011842
   Swift Code: SBZAZAJJ
   For Further Credit To:
   Titan Processors (Pty) Ltd
   Account Number 070708548

3.2.3 Upon written receipt of confirmation of the payments made in clauses 3.2.1 and 3.2.2 above by Continental or its attorneys to Charlene Reynolds of Basson & Wehmeyer and confirmed by Pinnacle, the Documents of Title shall immediately be released to Continental's attorneys.

3.2.4 Annexed hereto are the copies of the original documentation received from the Company's Auditors;

   3.2.4.1  Copy of the Resolution confirming resignation of Directors;
   3.2.4.2  Letters of resignation signed by Glen R Gamble and Jan
Becker;
   3.2.4.3 The signed CM4Z Share Transfer Form transferring 2667 shares in the Company to Continental;
   3.2.4.4  The cancelled Share Certificate in favour of Pinnacle;
   3.2.4.5 The Share Certificate issued in favour of Continental in respect of the acquired 2667 shares in the Company;
   3.2.4.6 The unsigned Resolution passed by Directors of the Company approving the transfer of the 2667 shares to Continental in the Company;
   3.2.4.7 The signed Resolution of the Company canceling the 16000 ordinary shares issued on 17 October 2005;
   3.2.4.8  Copy of the cancelled Share Certificate dated 17 October
2005.

3.2.5 In the event that Continental concludes a sale of shares transaction with Demindex or any third party purchaser in respect of shares in the Company, and to the extent that such transaction includes provision for a royalty arrangement, providing for a production payment of USD.50 per ton capped at USD 3 000 000.00, in favour of Continental. Continental undertakes to cede and assign any royalty rights that may be afforded to it in terms of such agreement to Pinnacle.

3.2.6 Continental furthermore undertakes on behalf of Pinnacle, to use its best endeavours to negotiate an appropriate settlement with Demindex, in terms of which Levitt/Strause shall be paid an amount of not exceeding USD 500 000.00 in the settlement process or negotiations with Levitt/Strauss to ensure that an appropriate outcome is achieved for Pinnacle in relation to such settlement.

4.  Authority

Each of the Parties warrants, undertakes and represents to the other Parties, as material warranties, undertakings and representations that:

4.1 It has the power and authority to conclude this Agreement and to sign and perform its obligations under this Agreement;

4.2 this Agreement creates valid, legally binding and enforceable obligations for the Parties.

4.3  the signature and terms of this Agreement do not and shall not;

4.4 contravene any law, regulation, directive, judgment or order to which is it subject; or

4.5 result in any actual or potential breach of or default under any obligation, agreement, instrument or consent to which it is a party or by which it is bound or which it requires to carry on its business; or

4.6 contravene any provision of its memorandum and articles of association.

5  Confidentiality

Each of the Parties shall at all times keep the existence and contents
o this Agreement confidential, save for any information:

5.1 which is publicly available or becomes publicly available through no act or default of any party; or

5.2 which was in the possession of a Party prior to its disclosure otherwise than as a result of any breach by that Party of any obligation of confidentiality owed to any other person whether pursuant to this Agreement or otherwise; or

5.3 which is disclosed to a Party by a person which person did not acquire the information under an obligation of confidentiality; or

5.4 which is independently acquired by a Party as a result of work carried out by a person to whom no disclosure of such information has been made, and each Party shall not use or disclose such information except with the prior written consent of the other Party or in accordance with an order of a court of competent jurisdiction or in order to comply with any law or governmental regulations by which any Party concerned is bound or as may be lawfully requested in writing by any governmental authority, or in the case of information relating to the Company for the advancement of the Company.

6.  Mediation and arbitration

6.1  separate, divisible agreement

This clause is a separate, divisible agreement from the rest of this Agreement and shall:

   6.1.1 not be or become void, voidable or unenforceable by reason only of any alleged misrepresentation, mistake, duress, undue influence, impossibility (initial or supervening), illegality, immorality, absence of consensus, lack of authority or other cause relating in substance to the rest of the Agreement and not to this clause. The Parties intend that any such issue shall at all times be and remain subject to arbitration in terms of this clause;
   6.1.2 remain in effect even if the Agreement terminates or is cancelled.

6.2  disputes subject to mediation and arbitration

Save as may be expressly provided for elsewhere in this Agreement for the resolution of particular disputes, any other dispute arising out of or in connection with this Agreement or the subject matter oft his Agreement, including without limitation, any dispute concerning;

   6.2.1  the existence of the Agreement apart from this clause;
   6.2.2  the interpretation and effect of the Agreement;
   6.2.3 the Parties' respective rights or obligations under the Agreement;
   6.2.4  the rectification of the Agreement;
   6.2.5 the breach, termination or cancellation of the Agreement or any matter arising out of the breach, termination or cancellation;
   6.2.6 damages arising in derelict compensation for unjust enrichment or any other claim, whether or not the rest of the Agreement apart from this clause is valid and enforceable, shall be referred to mediation as set out in clause 6.3.

6.3  mediation

   6.3.1 if the Parties are unable to agree on a mediator or to resolve any dispute by way of mediation within 14 days of any Party in writing requesting that the dispute be resolved by mediation, then the dispute shall be submitted to and decided by arbitration as set out in this clause.

6.4  appointment of arbitrator

   6.4.1 The Parties shall agree on the arbitrator who shall be an attorney or advocate on the panel of arbitrators of the Arbitration Foundation of Southern Africa ("AFSA"). If agreement is not reached within 10 Business Days after any Party calls in writing for such agreement, the arbitrator shall be an attorney or advocate nominated by the Registrar of AFSA for the time being.
   6.4.2 The request to nominate an arbitrator shall be in writing outlining the claim and any counterclaim of which the party concerned is aware and, if desired, suggesting suitable nominees for appointment as arbitrator, and a copy shall be furnished to the other Parties who may, within 7 days, submit written comments on the request to the addresses of the request with a copy to the first party.

6.5  venue and period for completion of arbitration

The arbitration shall be held in Johannesburg and the Parties shall endeavour to ensure that it is completed within 90 days after notice requiring the claim to be referred to arbitration is given.

6.6  Arbitration Act - rules

The arbitration shall be governed by the Arbitration Act, 1965, or any replacement Act and shall take place in accordance with the Commercial Arbitration Rules of AFSA.

6.7  arbitrator may apply equity

The arbitrator need not strictly observe the principles of law and may decide the matters submitted to him according to what he considers equitable in the circumstances.

6.8  Application to court for urgent interim relief

Nothing contained in this clause 6 shall prohibit a Party from approaching any court of competent jurisdiction for urgent interim relief pending determination of the dispute by arbitration.

7.  Breach

Should any Party ("the Defaulting Party") breach any provision of this Agreement and fail to remedy such breach within 7 days after receiving written notice requiring such remedy from any other Party ("the Aggrieved party") then the Aggrieved Party shall, irrespective of the materiality of such breach or provision, be entitled, without prejudice to its rights in law including any right to claim damages, to cancel this Agreement or to claim immediate specific performance of all of the obligations of the Defaulting Party, whether then due for performance or not.

8.  Miscellaneous matters

8.1  postal address
   8.1.1  Any written notice in connection with this Agreement may be addressed:
      8.1.1.1  in the case of Continental to:
     Address            Level 1, 1 Havelock Street
                        West Perth WA 8005
                        Australia
     Fax no             +61 8 9324 2400
     E-mail             peter@continentalcapital.com.au;
and is marked for the attention of Peter Landau;

      8.1.1.2  in the case of Corridor to:
     Address            2304 Wyndom Park
                        23 Rabe Street
                        Polokwane
                        0699
     Fax no             +27 (0)15 295 6580
     E-mail             shinganger@limdev.co.za
and is marked for the attention of Ronnie Shinganga;

      8.1.1.3  in the case of Pinnacle to:
     Address            9600 E. Arapahoe Road
                        Suite 280
                        Englewood, Colorado
                        United States of America 80112
     Fax no             +303 799 -912
     E-mail             dutch@pnrr.net
and is marked for the attention of RA "Dutch" Hildebrandt

      8.1.1.4  in the case of Golden Falls to:
     Address            c/o Brink Bonama & De Bruyn
                        467 Fehrsen Street
                        Brooklyn
                        Pertoria
     Fax no             +27 (0)12 346 8289
and is marked for the attention of MW Mphahlele;

      8.1.1.5  in the case of the Company to:
     Address            Level 3, Havelock Street
                        West Perth WA 6005
                        Australia
     Fax no             +61 8 9324 2400
     E-mail             admin@okapventures.com
and is marked for the attention of Anthony Eastman;

   8.1.2  The notice shall be deemed to have been duly given:
      8.1.2.1 5 Business Days after posting (14 Business Days if the address is not in the Republic of South Africa). If posted by registered post (airmail, if available) to the Party's address in terms of sub-clause 8.1.1;
      8.1.2.2 on delivery, if delivered to the Party's physical address in terms of either sub-clause 8.1.1 or sub-clause 8.2.1 between 06h30 and 17hoo on a Business Day (or on the first Business Day after that if delivered outside such hours);
      8.1.2.3 on dispatch, if sent to the Party's then fax number or e-mail address between 06h30 and 17h00 on a Business Day (or on the first Business Day after that if dispatched outside such hours); unless the addressor is aware, at the time the notice would otherwise be deemed to have been given, that the rooki8e is unlikely to have been received by the addresses through no act or omission of the addresses.

   8.1.3 A Party may change that Party's address or fax number or e-mail address for this purpose by notice in writing to the other Party, such change to be effective only on and with effect from the 7th
Business Day after the giving of such notice.

   8.1.4 Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a Party shall be an adequate written notice or communication to that party notwithstanding that it was not sent to or delivered at that Party's chosen address in clause 8.1.1.

8.2  address for service of legal documents

   8.2.1 The Parties choose the following physical addresses at which documents in legal proceedings in connection with this Agreement may be served (ie their domicilla citandi ei executandi);

      8.2.1.1  in the case of Continental:
     Address            Level 3, 1 Havelock Street
                        West Perth WA 6005
                         Australia

      8.2.1.2  in the case of Corridor to:
     Address            2304 Wyndom Park
                        23 Rabe Street
                        Polokwane
                        0699

      8.2.1.3  in the case of Pinnacle to:
     Address            9600 E. Arapahoe Road
                        Suite 280
                        Englewood, Colorado
                        United States of America 80112

      8.2.1.4  in the case of Golden Falls to:
     Address            c/o Brink Bonama & De Bruyn
                        467 Fehrsen Street
                        Brooklyn
                        Pertoria

      8.2.1.5  in the case of the Company to:
     Address            Level 3, Havelock Street
                        West Perth WA 6005
                        Australia

   8.2.2 A paerty may change that Party's address for this purpose to another physical address in the Republic of South Africa by notice in writing to the other Party such change to be effective only on and with effect from the 7th Business Day after the giving of such notice.

   8.2.3 Notwithstanding anything to the contrary herein contained, at written notice or communication actually received by a Party shall be an adequate service of such written notice or communication to that party notwithstanding that it was not sent to or delivered or served at that Party's chosen domicillium citandi et executandi.

8.3  entire contract

This Agreement contains all the express provisions agreed on by the Parties with regard to the subject matter of the Agreement an supersedes any novates in its entirety any previous understandings or agreements between the Parties in respect thereof, and the Parties waive the right to rely on any alleged provision not expressly contained in this Agreement.

8.4  no stipulation for the benefit of a third person

Save as is expressly provided for in this Agreement, no provision of this Agreement constitutes a stipulation for the benefit of a third person (ie a stiputatia alteri) which, if accepted by the person, would bind any Party in favour of that person.

8.5  no representations

  A Party may not rely on any representation which allegedly induced that Party to enter into this Agreement, unless the representation is recorded in this Agreement.

8.6  variation, cancellation and waiver

No contract varying, adding to, deleting from or canceling this Agreement, and no waiver of any right under this Agreement, shall be effective unless reduced to writing and signed by or on behalf of the Parties.

8.7  Indulgences

The grant of any indulgence, extension of time or relaxation of any provision by a Party under this Agreement shall not constitute a waiver of any right by the grantor or prevent or adversely affect the exercise by the grantor of any existing or future right of the grantor.

8.8  cession and delegation

Except as provided for elsewhere in this Agreement, a party may not cede any or all of that Party's rights or delegate any or all of that party's obligations under this Agreement without the prior written consent of the other Parties.

8.9  applicable law

This Agreement is to be governed, interpreted and implemented in accordance with the laws of the Republic of South Africa.

8.10  jurisdiction of South African courts

The Parties consent to the non-exclusive jurisdiction of the South Gautang High Court, Johannesburg, for any proceedings arising out of or in connection with this Agreement.

8.11  costs

   8.11.1 Each Party shall bear that party's own legal costs and disbursements of and incidental to the negotiation, preparation, settling, signing and implementation of this Agreement.

   8.11.2 Any costs, including all legal costs on an attorney and own client basis incurred by a party arising out of or in connection with a breach by another Party shall be borne by the Party in breach.

8.12  signature in counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same agreement.

8.13  independent advice

   8.13.1 it has been free to secure independent legal advice as to the nature and affect of each provision of this Agreement and that it has either taken such independent legal advice or has dispensed with the necessity of doing so; and
   8.13.2 each provision of this Agreement (and each provision of the annexes) is fair and reasonable in all the circumstances and is part of the overall intention of the Parties in connection with this Agreement.

8.14  good faith

The parties shall at all times act in good faith towards each other and shall not bring any of the other Parties into disrepute.

8.15  co-operation

Each of the Parties undertakes at all times to do all such things, perform all such acts and take all such steps, and to procure the doing of all such things, within its power and control, as may be open to it and necessary for and incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

Signed At Perth, WA, Australia on 18 May 2009

Witness                            for CONTINENTAL CAPITAL LIMITED


-----------------------            -------------------------------
                                   Duly authorized and warranting such
                                   authority

Signed at Denver, Colorado, USA on 13 May 2009

Witness                            for PINNACLE RESOURCES INC.

RA Hildebrandt                     Glen R Gamble
----------------------             ------------------------------
                                   Duly authorized and warranting such
                                   Authority

Signed At                            on      May, 2009

Witness                            for GOLDEN FALLS TRADING 565
                                   (PROPRIETARY) LIMITED


-----------------------            -------------------------------
                                   Duly authorized and warranting such
                                   authority

Signed at Denver, Colorado, USA on 13 May 2009

Witness                            for PINNACLE RESOURCES INC.

RA Hildebrant                     Glen R Gamble
----------------------             ------------------------------
                                   Duly authorized and warranting such
                                   authority